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                                                                     Exhibit 22



                            FIRST BANK SYSTEM, INC.
                     BANKING AND NON-BANKING SUBSIDIARIES



                          Bank and Trust Operations*
                          --------------------------


MINNESOTA
- ---------
                  First Bank National Association
                  First National Bank of East Grand Forks
                  First Trust National Association

ARIZONA
- -------
                  First Trust Company of Arizona  (Inactive)

CALIFORNIA
- ----------
                  First Trust of California, National Association

COLORADO
- --------
                  Colorado National Bank
                  Colorado National Bank Aspen

ILLINOIS
- --------
                  First Bank National Association

MONTANA
- -------
                  First Bank Montana, National Association
                  First Trust Company of Montana, National Association

NEW YORK
- --------
                  First Trust of New York, National Association

NORTH DAKOTA
- ------------
                  First Bank of North Dakota, National Association
                  First Trust Company of North Dakota, National Association

SOUTH DAKOTA
- ------------
                  First Bank of South Dakota (National Association)

WASHINGTON
- ----------
                  First Trust Washington


WISCONSIN
- ---------
                  First Bank (N.A.)


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                           NON-BANKING SUBSIDIARIES
                           ------------------------

                                                        State of
Subsidiary                                              Incorporation
- ----------                                              -------------

FBS Associated Properties, Inc.                         Minnesota

FBS Capital Markets Limited - (Inactive)                Great Britain

FBS Card Services, Inc.                                 Minnesota

FBS Cayman Ltd. - (Inactive)                            Cayman Islands

FBS Community Development Corporation                   Minnesota

FBS Credit Services, Inc.                               Minnesota

FBS Information Services Corporation                    Minnesota

FBS Portfolio, Inc.                                     Minnesota

FBS Trade Services Limited                              Hong Kong

FBS Venture Capital Corporation                         Minnesota

First Bank System Foundation                            Minnesota

First Building Corporation                              Minnesota

First Group Royalties, Inc.                             Minnesota

First System Agencies, Inc.                             Delaware

First System Services, Inc.                             Minnesota

Marquette Information Services, Inc.                    Minnesota

Marquette Insurance Agency, Inc.                        Minnesota

Colorado National Bankshares, Inc.                      Colorado

Boulevard Bancorp, Inc.                                 Delaware

Boulevard Technical Services, Incorporated              Illinois